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                                                                    Exhibit 23.4

March 25, 1998


                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent accountants, we hereby consent to the use of our reports dated March 4, 1996, February 28, 1997 and February 25, 1998 relating to the consolidated financial statements of Security Capital U.S. Realty in Security Capital Group Incorporated's Form 10-K and to the incorporation by reference of such reports into Security Capital Group Incorporated's previously filed Registration Statements File Numbers 333-38521; 333-38523; 333-38525; 333-38527;
333-38531; 333-38533; 333-38537; 333-38539 and 333-48167.

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